AMENDED AND RESTATED

                             BYLAWS

                               OF

                HILB, ROGAL AND HAMILTON COMPANY

                         * * * * * * * *

                            ARTICLE I

                          Shareholders

           The shareholders of the Corporation shall be those who

appear on the books of the Corporation as holders of one or  more shares  of  the  capital stock, and the original  stock  transfer books  shall  be prima facie evidence as to the identity  of  the shareholders entitled to vote at any meeting of shareholders.

                           ARTICLE II

                  Meetings of the Shareholders

           Section  1.     The annual meeting of the shareholders

of  the Corporation shall be held on the first Tuesday in May  of each  year  during normal business hours, at the offices  of  the

Corporation,  or  at  such  other place  within  or  without  the

Commonwealth of Virginia as may from time to time be fixed by the

Board of Directors, or in the absence of action by the Directors,

as may be fixed by the Chief Executive Officer.

           Section 2.     Special meetings of the shareholders of

the Corporation may be held at any time, at such place within  or without  the  Commonwealth of Virginia as shall be designated  in the  notice  of  any  such meeting, upon the call  of  the  Chief

Executive  Officer,  or  by  order of  the  Board  of  Directors,

whenever they deem it necessary.

           Section 3.     Written notice of any annual or special

meeting of the shareholders shall be mailed to the address of  or be  delivered to each shareholder of record entitled to  vote  at such meeting not less than ten (10) nor more than fifty (50) days prior  to  the  date  of  such meeting; provided,  however,  that written  notice  of  any meeting to act on an  amendment  of  the

Articles of Incorporation or on a reduction of stated capital  or on a plan of merger, consolidation or exchange shall be given not less than twenty-five (25) nor more than fifty (50) days prior to the  date of such meeting.  In the case of a special meeting, the notice  shall include a statement of the purpose or purposes  for which the meeting is called.

           Section  4.      To constitute a quorum,  shareholders

holding a majority of all the outstanding shares of stock of  the

Corporation entitled to vote must be present, either in person or by  proxy,  each share of such stock being entitled to one  vote,

which may be given personally or by duly authorized proxy.   Less

than  a quorum may adjourn the meeting to a fixed time and place,

no further notice of any adjourned meeting being required.

           Section  5.      The  Board of Directors  may  fix  in

advance a date as the record date for the purposes of determining shareholders entitled to notice of or to vote at any  meeting  of the  shareholders  or  any adjournment thereof,  or  entitled  to receive  a  payment  of  any dividend, or  in  order  to  make  a determination of shareholders for any other proper purpose,  such date not to be more than seventy (70) days preceding the date  on which  the particular action requiring such determination of  the shareholders is to be taken.

           Section  6.     The officer or agent having charge  of

the  stock  transfer  books for shares of the  Corporation  shall make, at least ten (10) days before each meeting of shareholders,

a  complete  list of the shareholders entitled to  vote  at  such meeting  or any adjournment thereof, with the address of and  the number  of shares held by each.  Such list, for a period  of  ten

(10)  days  prior to such meeting, shall be kept on file  at  the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar  and shall  be  subject to inspection by any shareholder at  any  time during  usual business hours.  Such list shall also  be  produced and  kept open at the time and place of the meeting and shall  be subject  to  the inspection of any shareholder during  the  whole time of the meeting for the purposes thereof.  The original stock transfer  books shall be prima facie evidence as to who  are  the shareholders entitled to examine such list or transfer  books  or to vote at any meeting of shareholders.

           Section  7.      The  Chief  Executive  Officer  shall

preside  over all meetings of the shareholders of the Corporation at  which  he is present. If the Chief Executive Officer  is  not present,  a  chairman  of the meeting shall  be  elected  at  the

meeting  by  those  authorized  to  vote  at  the  meeting.   The

Secretary of the Corporation shall record the minutes of all  the meetings  if he is present at the meeting.  If he is not present,

the  chairman  of  the meeting shall appoint a secretary  of  the

meeting.   The chairman of the meeting may appoint  one  or  more

inspectors  of  the  election to determine the  qualification  of voters,  the  validity of proxies, and the  results  of  ballots.

Section 8.     Notice of Shareholder Business and Nominations.

               A.   Annual Meetings of Shareholders.

                     (1)  Nominations of persons for election  to

the  Board  of Directors of the Corporation and the  proposal  of business to be considered by the shareholders may be made  at  an annual  meeting of shareholders (a) pursuant to the Corporation's notice  of  meeting ("Corporate Initiative"), (b) by  or  at  the direction of the Board of Directors ("Board Initiative")  or  (c)

by  any  shareholder of the Corporation who was a shareholder  of record  at  the  time of giving of notice provided  for  in  this

Bylaw,  who  is entitled to vote at the meeting and who  complies with  the notice procedures set forth in this Bylaw ("Shareholder

Initiative").

                     (2)  For nominations or other business to be

properly   brought  before  an  annual  meeting  by   Shareholder

Initiative, the shareholder must have given timely notice thereof in  writing  to the Secretary of the Corporation and  such  other business  must  otherwise  be  a proper  matter  for  shareholder action.  If the annual meeting date of the Corporation is no more than 30 days before nor 60 days after the anniversary date of the preceding annual meeting of the Corporation ("Anniversary Date"),

then  notice  of the Shareholder Initiative must be delivered  to the  Secretary at the Corporation's principal executive  offices,

during normal business hours, no more than 90 days nor less  than

60  days  prior  to the Anniversary Date.  If the annual  meeting date  of the Corporation is more than 30 days before or more than

60   days  after  the  Anniversary  Date,  then  the  notice   of

Shareholder Initiative must be delivered to the Secretary of  the

Corporation's principal executive offices, during normal business hours,  no more than 90 days prior to such annual meeting and  no later  than the later to occur of (i) 60 days prior to the annual meeting  or (ii) the tenth day following the day on which  public announcement of the date of the annual meeting was  made  by  the

Corporation.   If  an  annual meeting is  adjourned,  the  public

announcement  thereof shall not commence a new  time  period  for delivery  of the notice of Shareholder Initiative.  Notice  of  a

Shareholder Initiative shall set forth (a) as to each person whom the  shareholder proposes to nominate for election or  reelection as  a  director all information relating to such person  that  is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each  case  pursuant  to  Regulation  14A  under  the  Securities

Exchange  Act of 1934, as amended (the "Exchange Act"), and  Rule

14a-11  thereunder  (including such person's written  consent  to being named in the proxy statement as a nominee and to serving as a  director  if elected); (b) as to any other business  that  the shareholder  proposes  to  bring  before  the  meeting,  a  brief description  of  the  business desired to be brought  before  the meeting, the reasons for conducting such business at the  meeting and  any  material interest in such business of such  shareholder and the beneficial owner, if any, on whose behalf the proposal is made;  and  (c) as to the shareholder giving the notice  and  the beneficial  owner,  if  any, on whose behalf  the  nomination  or proposal is made (i) the name and address of such shareholder, as they  appear  on the Corporation's books, and of such  beneficial owner  and (ii) the class or series and number of shares  of  the

Corporation  which are owned beneficially and of record  by  such shareholder and such beneficial owner.

                     (3)   Notwithstanding anything in  paragraph

A(2) of this Bylaw to the contrary, if the number of directors to be  elected  to  the  Board of Directors of  the  Corporation  is

increased  and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the  increased Board of Directors at least 70 days prior  to  the

Anniversary Date, notice of a Shareholder Initiative  shall  also be  considered timely, but only with respect to nominees for  any new  positions created by such increase, if it shall be delivered to  the  Secretary  at  the principal executive  offices  of  the

Corporation not later than the close of business on the 10th  day following the day on which such public announcement is first made by the Corporation.

                B.   Special Meetings of Shareholders.  Only such

business  shall be conducted at a special meeting of shareholders as  shall  have been brought before the meeting pursuant  to  the

Corporation's  notice  of meeting.  Nominations  of  persons  for election  to  the  Board of Directors may be made  at  a  special meeting  of  shareholders at which directors are  to  be  elected pursuant to the Corporation's notice of meeting (1) by or at  the direction  of  the  Board of Directors or (2) provided  that  the

Board of Directors has determined that directors shall be elected at  such meeting, by any shareholder of the Corporation who is  a shareholder  of  record at the time of giving of notice  provided for  in  this Bylaw, who shall be entitled to vote at the meeting and  who  complies with the notice procedures set forth  in  this

Bylaw.    If   the  Corporation  calls  a  special   meeting   of

shareholders for the purpose of electing one or more directors to the  Board  of  Directors, any such shareholder  may  nominate  a person  or  persons (as the case may be), for  election  to  such position(s) as specified in the Corporation's notice of  meeting,

if  the  shareholder's notice required by paragraph A(2) of  this

Bylaw  shall  be  delivered  to the Secretary  at  the  principal executive  offices of the Corporation not earlier than the  close of business on the 90th day prior to such special meeting and not later  than  the close of business on the later of the  60th  day prior  to such special meeting or the 10th day following the  day on  which  public announcement is first made of the date  of  the special  meeting  and of the nominees proposed by  the  Board  of

Directors  to be elected at such meeting.  In no event shall  the public  announcement  of  an adjournment  of  a  special  meeting commence  a  new  time period for the giving of  a  shareholder's notice as described above.

               C.   General.

                     (1)  Only such persons who are nominated  in

accordance with the procedures set forth in this Bylaw  shall  be eligible  to serve as directors and only such business  shall  be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw.  Except as otherwise provided by law, the Articles of

Incorporation or these Bylaws, the chairman of the meeting  shall have the power and duty to determine whether a nomination or  any business  proposed to be brought before the meeting was  made  or proposed,  as the case may be, in accordance with the  procedures set  forth  in  this  Bylaw and, if any  proposed  nomination  or business  is  not in compliance with this Bylaw, to declare  that such defective proposal or nomination shall be disregarded.

                     (2)   For  purposes of this bylaw,   "public

announcement"  shall mean disclosure in a press release  reported by  the  Dow  Jones News Service, Associated Press or  comparable national  news  service or in a document publicly  filed  by  the

Corporation with the Securities and Exchange Commission  pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                    (3)  Notwithstanding the foregoing provisions

of   this  Bylaw,  a  shareholder  shall  also  comply  with  all applicable  requirements of the Exchange Act and  the  rules  and regulations thereunder with respect to the matters set  forth  in this Bylaw.  Nothing in this Bylaw shall be deemed to affect  any rights  (a) of shareholders to request inclusion of proposals  in the  Corporation's proxy statement pursuant to Rule  14a-8  under the Exchange Act or (b) of the holders of any class of series  of

Preferred Stock to elect directors under specified circumstances.

                           ARTICLE III

                       Board of Directors

            Section  1.      The  affairs  and  business  of  the

Corporation  shall  be under the management and  control  of  the

Board  of  Directors, which shall be composed of  not  less  than three  (3) nor more than fourteen (14) members, as may  be  fixed from  time  to time by the shareholders.  Directors need  not  be

residents  of  Virginia or shareholders of the  Corporation.   No

person  other  than Robert H. Hilb, a founder of the Corporation,

may  stand for election as a Director if that person has attained the age of seventy (70) years.  The Board of Directors may elect,

employ  or  appoint such other officers and agents  as  it  deems necessary.

           Section 2.     The Directors shall be elected at  each

annual meeting of the shareholders of the Corporation held at the time  and place hereinbefore designated.  No individual shall  be named  or  elected  as  a  director without  his  prior  consent.

Vacancies in the Board, whether caused by death, resignation,  or otherwise,  may  be  filled by the Board of  Directors,  and  the person so elected shall hold office until the next annual meeting of  the  shareholders,  or  until their successors  are  elected;

provided,   however,  that  nothing  herein  shall  prevent   the

shareholders from filling any such vacancies existing at the time of any meeting of the shareholders, annual or special, or created at  the  time  of  such  meeting  by  resignations  accepted,  or otherwise,  or  additional placed created by an increase  in  the

Board authorized at such meetings.  The shareholders may increase the Board of Directors from time to time and may provide that the additional  places shall be filled by the Board of  Directors  at

such  time  as  they  may  deem proper.   Should  the  number  of

Directors  at  any  time be increased, the  resulting  additional places  on the Board shall be considered vacancies to be  filled,

as  above  provided, by the Board of Directors  or  shareholders.

Until  any such additional places shall have been filled  by  the election  of  Directors, the total number  of  Directors  of  the

Corporation, for the purposes of determining a quorum,  shall  be the  number of Directors actually elected and serving at the time of any given meeting.

           Section  3.     The Board of Directors shall hold  its

meetings at such time and place as shall be designated, or in the absence  of designation by the Board of Directors, at such  place as shall be designated in the notice.  A meeting may be called at any time by the Chairman or by any two Directors.  Due notice  of the  time  and  place of each meeting of the Directors  shall  be given  by  the Secretary personally, or by mail or telegraph,  to all  Directors.  A majority of the Directors shall  constitute  a

quorum.   The  Chairman shall preside over all  meetings  of  the

Board  of  Directors at which he is present.  If the Chairman  is

not  present,  the  Chief Executive Officer  shall  preside.   If

neither  of  such officers is present, a chairman of the  meeting shall  be elected at the meeting by the Directors present at  the meeting.

            Section  4.      The  Board  of  Directors  may,   by

resolution  adopted  by  a majority of the  Directors,  designate three or more of their number, of whom the Chairman and the Chief

Executive Officer shall each be one ex officio, to constitute  an

Executive Committee, which shall have and exercise all the powers of  the Board that may be lawfully delegated, including the power to  authorize the seal of the Corporation to be affixed  to  such documents  as  may  require it, but shall  not  be  empowered  to

declare  dividends.   The  acts and  records  of  said  Executive

Committee  shall  at all times be subject to the supervision  and control of the Board of Directors when in meeting assembled.  The

Secretary shall attend and keep a record of the meetings  of  the said Executive Committee.

           Section 5.     The vote of a majority of disinterested

Directors  and  the  vote of a majority of independent  Directors shall  be  required  to  approve any  contract,  lease,  loan  or transaction of any kind between the Corporation and any executive officer, Director or affiliated person of the Corporation.

                           ARTICLE IV

                            Officers

          Section 1.     The officers of the Corporation shall be

a Chairman, a Chief Executive Officer, a President, a Secretary,

a Treasurer and such Chief Operating Officers, Executive Vice

Presidents, Senior Vice Presidents, Vice Presidents, Assistant

Secretaries, Assistant Treasurers, Assistant Vice Presidents or

other officers as may be deemed necessary from time to time by the Board of Directors.  Assistant officers shall have the same authority and power as the primary officeholder.  Any two or more offices may be held by the same person, except the offices of

Chief Executive Officer and Secretary shall be held by different persons.  All of the officers shall be elected by the Board of

Directors each year as soon after the annual meeting of the

shareholders as is convenient.

          Section 2.     The Chairman shall preside at all

meetings of the Board of Directors at which he is present.  In addition, he shall do everything and discharge all duties

generally pertaining to his office as Chairman of the Board of

Directors of a corporation of this character and such additional duties as may be delegated to him from time to time by the Board of Directors.

          Section 3.     The Chief Executive Officer of the

Corporation shall attend and preside at all meetings of the

shareholders, shall attend all meetings of the Board of

Directors, shall exercise general supervision over the property,

business and affairs of the Corporation and shall do everything and discharge all duties generally pertaining to his office as the executive head of a corporation of this character, subject to the control of the Board of Directors.  He may at each annual meeting of the shareholders render a general report of the

Corporation's condition and business.

          Section 4.     The President, or the Chief Operating

Officer, as the case may be, shall supervise the day-to-day

operations and affairs of the corporation and do everything and discharge all duties generally pertaining to his office as the operating head of a corporation of this character and such

additional duties as may be delegated to him from time to time by the Chief Executive Officer, subject to the control of the Board of Directors.

          Section 5.     In the instance of the inability of the

Chief Executive Officer to act on account of absence, illness or for any other reason, his duties shall be performed during the period of such inability by the President, or the Chief Operating

Officer, as the case may be.  In the instance of the inability of the President, or the Chief Operating Officer, as the case may be, to act on account of absence, illness, or for any other

reason, his duties shall be performed during the period of such inability by the most senior vice president available.  The vice presidents in the order of their seniority ranking shall be

Executive Vice President, Senior Vice President and Vice

President.  The acts of the vice president, duly authorized and performed under such conditions, shall be the acts of, and

binding upon, the Corporation.  If a vice president who has

temporarily assumed the duties of the President, or the Chief

Operating Officer, as the case may be, is unable for any reason to continue to perform such duties, the same shall be performed by the Vice President next in seniority ranking who is available for the purpose.  The President, or the Chief Operating Officer,

as the case may be, if either should act as Chief Executive

Officer under this Bylaw shall report fully to the Chief

Executive Officer upon the Chief Executive Officer's return to duty with respect to all actions taken and transactions

accomplished by the President, or the Chief Operating Officer, as

the case may be, during the absence or disability of the Chief

Executive Officer.  A vice president who acts as President under this Bylaw shall report fully to the President upon his return to duty with respect to all actions taken and transactions

accomplished by him during the absence or disability of the

President.

          Section 6.     In the absence of the Chief Executive

Officer, the President and any Vice President, the Board of

Directors may designate some other individual to discharge such executive duties as may be required for the elapsed period.

          Section 7.     The Treasurer shall have charge and

custody of the funds, securities of whatsoever nature and other like property of the Corporation.  The Treasurer shall endorse checks, notes and bills for deposit only as may be required for the business of the Corporation, shall have authority to collect the funds of the Corporation and shall deposit same in such bank or banks as the Board may designate, and the same shall not be drawn therefrom except by checks to be signed in the manner

designated herein.

          Section 8.     The Secretary shall sign, with the Chief

Executive Officer, all certificates of stock.  The Secretary shall keep a book containing the names of all persons who are now, or may hereafter become, shareholders of the Corporation,

showing their place of residence, the number of shares held by them, respectively, and the time when they respectively became the owners of such shares. The Secretary shall keep a record of the proceedings of the meetings of the shareholders, of the Board of Directors and of the Executive Committee.  He shall have

charge of the seal of the Corporation and shall perform such other duties as pertain to such office or as the Chief Executive

Officer or the Board of Directors may from time to time require.

                            ARTICLE V

                      Certificates of Stock

           Section 1.     Each shareholder shall be entitled to a

certificate  of  certificates of stock in such  form  as  may  be approved by the Board of Directors, signed by the Chief Executive

Officer,  or  the President, and by the Secretary  and  with  the corporate seal impressed thereon.

            Section  2.      All  transfers  of  stock   of   the

Corporation  shall  be made upon its books by  surrender  of  the

certificate  for  the  shares  transferred  accompanied   by   an

assignment  in  writing by the holders and  may  be  accomplished either  by the holder in person or by a duly authorized  attorney in fact.

           Section  3.      In  case of the loss, mutilation,  or

destruction  of  a certificate of stock, a duplicate  certificate may  be  issued upon such terms not in conflict with law  as  the

Board of Directors may prescribe.

           Section 4.     The Board of Directors may also appoint

one or more Transfer Agents and Registrars for its stock and may,

at   its   option,  require  stock  certificates   to   be   both

countersigned by a Transfer Agent and registered by a  Registrar.

If  certificates of capital stock of the Corporation  are  signed both by a Transfer Agent and Registrar, the signatures thereon of the  officers of the Corporation and the seal of the  Corporation

thereon  may  be facsimiles, engraved or printed.   In  case  any

officer  or  officers who shall have signed, or  whose  facsimile signature  or  signatures  shall have  been  used  on,  any  such certificate  or  certificates shall cease to be such  officer  or

officers   of   the  Corporation,  whether  because   of   death,

resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered  as  though the person or persons who signed such certificate or certificates or  whose facsimile signature or signatures shall have been  used thereon  had  not  ceased to be such officer or officers  of  the

Corporation.

                           ARTICLE VI

                      Voting of Stock Held

           Unless  otherwise provided by a vote of the  Board  of

Directors,  the  Chief  Executive  Officer  may  either   appoint

attorney(s)-in-fact  to vote any stock of any  other  Corporation owned  by  this  Corporation or may attend  any  meeting  of  the holders  of stock of such other Corporation and vote such  shares in person.

                           ARTICLE VII

                             Checks

           All  checks,  notes, drafts, and bonds  given  by  the

Corporation in the course of its business shall be signed in  the name  of  the Corporation in such manner as may be designated  by the Directors from time to time.

                          ARTICLE VIII

                           Fiscal Year

           The  fiscal  year  of  the Corporation  shall  end  on

December 31st of each calendar year.

                           ARTICLE IX

                         Corporate Seal

          The corporate seal of this Corporation shall consist of

two  concentric circles around the inner edge of which  shall  be engraved  the  words  "HILB,  ROGAL  AND  HAMILTON  COMPANY"  and

"VIRGINIA" and across the center thereof the word "SEAL."

                            ARTICLE X

                           Amendments

           These Bylaws may be altered, amended or repealed by  a

vote  of the majority of the number of Directors present  at  any meeting of the Board of Directors, or by the shareholders at  any special meeting, when notice of such proposed amendment has  been given in the notice calling said board meeting or special meeting of  the  shareholders, unless the same shall  be  waived  in  the manner  prescribed by law, or by the shareholders at  any  annual meeting.

                           ARTICLE XI

                             Gender

           Wherever  the  context  requires  or  is  appropriate,

references in these Bylaws to the masculine gender of words shall include the feminine and vice versa.

Certified to be the original of the Amended and Restated Bylaws of Hilb, Rogal & Hamilton Company duly adopted by the Board of Directors of the Corporation on February 3, 1998.


                              /s/Dianne F. Fox
                              Secretary


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